                  FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement (this "First Amendment")
                                                     ---------------
dated as of December 31, 1998 ("First Amendment Effective Date"), is by
                                ------------------------------
and among PURINA MILLS, INC., a Delaware corporation (the "Company"),
                                                           -------
CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, individually, as an Issuing Bank and as Administrative Agent, and the other financial institutions signatories hereto.

                         PRELIMINARY STATEMENTS

     1. The Company entered into a Credit Agreement dated as of March 12, 1998, among the Company, Chase Bank of Texas, National Association, individually, as an Issuing Bank and as Administrative Agent, and the financial institutions parties thereto (the "Credit Agreement"). Capitalized terms
                                ----------------
          used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

     2. The Company has requested that certain provisions of the Credit Agreement be modified and amended.

     3.   The Company, the Administrative Agent, the Subsidiary
          Guarantors and the Lenders have agreed to amend the Credit Agreement on the terms and conditions contained herein.

                               AGREEMENT

     In consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.     Amendment of Section 1.1 of the Credit Agreement.
                    ------------------------------------------------
Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

     (a)  immediately following the definition of "Acquisition
Company" contained in Section 1.1:

          "Adjusted Senior Debt Leverage Ratio" shall mean on any day,
           -----------------------------------
     the ratio of (a) Senior Debt as of the date of determination to
     (b) Consolidated EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination, minus all amounts added to net income constituting Swine Cash Loss for such Rolling Period, if any, as provided in the definition of Consolidated EBITDA.

          "Adjusted Swine Cash Loss" shall mean, for any Fiscal Year,
           ------------------------
     Swine Cash Loss minus Swine Cash Mitigation Loss, in each case for such Fiscal Year.

     (b)  immediately following the definition of "Financing
Documents" contained in Section 1.1:

          "First Amendment" shall mean the First Amendment to Credit
           ---------------
     Agreement dated as of the First Amendment Effective Date among the Company and the Administrative Agent, and the Required Lenders.

          "First Amendment Effective Date" shall mean December 31, 1998.
           ------------------------------

     (c)  immediately following the definition of "Security
Instruments" contained in Section 1.1:

          "Senior Debt" shall mean at any time the sum of the
           -----------
     Aggregate Revolving Credit Exposure plus the aggregate principal
                                         ----
     amount of the Tranche A Term Loans outstanding as of such date plus the aggregate principal amount of the Tranche B Term Loans
     ----
     outstanding as of such date.

          "Senior Debt Leverage Ratio" shall mean on any day, the
           --------------------------
     ratio of (a) Senior Debt as of the date of determination to (b) Consolidated EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination.

     (d)  immediately following the definition of "Subsidiary
Guarantors" contained in Section 1.1:

          "Swine Cash Loss" shall mean on any day, the sum of actual
           ---------------
     cash losses sustained by the Company and the Subsidiary Guarantors during the applicable Fiscal Year, on a cumulative basis as of the date of determination in connection with such Person's swine production, feedlot and marketing operations.

          "Swine Cash Mitigation Loss" shall mean that portion of
           --------------------------
     Swine Cash Loss attributable to actions taken by the Company or a Subsidiary Guarantor during the applicable Fiscal Year to mitigate Swine Cash Losses anticipated to occur in subsequent Fiscal Years, including, without limitation, cash payments made with respect to the termination or modification of contracts relating to such Person's swine production, feedlot and marketing operations.

     Section 2.     Amendment of Existing Terms in Section 1.1 of the
                    -------------------------------------------------
Credit Agreement.
----------------

     (a) The definition of "Agreement" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Agreement" shall mean this Credit Agreement, as amended by
           ---------
     the First Amendment and as further amended, modified or supplemented from time to time.

     (b) The definition of "Applicable Commitment Fee Percentage" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Commitment Fee Percentage" shall mean (i) on any
           ------------------------------------
     day after the First Amendment Effective Date through and including February 4, 1999, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Adjusted Senior Debt Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information:

===================================================================
  Adjusted Senior Debt Leverage          Commitment Fee Percentage
             Ratio
-------------------------------------------------------------------
Greater than or equal to 4.00                      .500%
-------------------------------------------------------------------
Greater than or equal to 2.00 but
less than 4.00                                     .375%
-------------------------------------------------------------------
Less than 2.00                                     .300%
===================================================================

     and (ii) on any day on or after February 4, 1999, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Adjusted Senior Debt Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information:

===================================================================
  Adjusted Senior Debt Leverage          Commitment Fee Percentage
             Ratio
-------------------------------------------------------------------
Greater than or equal to 2.5                       .500%
-------------------------------------------------------------------
Less than 2.5                                      .375%
===================================================================

     In each case, each change in the Applicable Commitment Fee Percentage based on a change in the Current Information shall be effective on the date on which the Current Information is received by the Administrative Agent and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, (a) for the period from February 4, 1999 through September 30, 1999, the Applicable Commitment Fee Percentage will be .500%, and (b) if at any time the Company fails to deliver Current Information on or before the date required pursuant to Section 5.2 (without regard to grace periods), the Applicable Commitment Fee Percentage will be .500% from the date such Current Information is due pursuant to Section 5.2 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.2.

     (b) The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Margin" shall mean, (i) on any day from the
           -----------------
     First Amendment Effective Date through and including February 4, 1999 and with respect to any (a) Tranche B Term Loan, for Base Rate Loans, 1.25% per annum and for Eurodollar Loans, 2.25% per annum, and (b) Revolving Credit Loan or Tranche A Term Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Adjusted Senior Debt Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information:


===========================================================================================
       ADJUSTED SENIOR                    EURODOLLAR LOAN                BASE RATE LOAN
     DEBT LEVERAGE RATIO                 APPLICABLE MARGIN             APPLICABLE MARGIN
                                             PERCENTAGE                    PERCENTAGE
-------------------------------------------------------------------------------------------
Greater than or equal to 5.00                   2.00%                         1.00%
-------------------------------------------------------------------------------------------
Greater than or equal to 4.00                   1.75%                         0.75%
but less than 5.00
-------------------------------------------------------------------------------------------
Greater than or equal to 3.00                   1.50%                         0.50%
but less than 4.00
-------------------------------------------------------------------------------------------
Greater than or equal to 2.00                   1.25%                         0.25%
but less than 3.00
-------------------------------------------------------------------------------------------
Less than 2.00                                  1.00%                         0.00%
===========================================================================================

     and (ii) on any day on or after February 4, 1999, and with respect to any (a) Tranche B Term Loan, for Base Rate Loans, 2.25% per annum and for Eurodollar Loans, 3.25% per annum, and (b) Revolving Credit Loan or Tranche A Term Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Adjusted Senior Debt Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information for the applicable period):


===========================================================================================
       ADJUSTED SENIOR                    EURODOLLAR LOAN                BASE RATE LOAN
     DEBT LEVERAGE RATIO                 APPLICABLE MARGIN             APPLICABLE MARGIN
                                             PERCENTAGE                    PERCENTAGE
-------------------------------------------------------------------------------------------
Greater than or equal to 4.0                    2.75%                         1.75%
-------------------------------------------------------------------------------------------
Greater than or equal to 3.5                    2.50%                         1.50%
but less than 4.0
-------------------------------------------------------------------------------------------
Greater than or equal to 3.0                    2.25%                         1.25%
but less than 3.5
-------------------------------------------------------------------------------------------
Greater than or equal to 2.5                    2.00%                         1.00%
but less than 3.0
-------------------------------------------------------------------------------------------
Less than 2.5                                   1.75%                         0.75%
===========================================================================================

   In each case, each change in the Applicable Margin based on a change in the Current Information (or the Company's failure to deliver the Current Information) shall be effective as of the first day of the third month of each applicable Fiscal Quarter (but based upon Current Information for the immediately preceding Rolling Period), or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, (a) for the period from February 4, 1999 through September 30, 1999, the Eurodollar Loan Applicable Margin for the Revolving Credit Loans and Tranche A Term Loans will be 2.75% and the Base Rate Loan Applicable Margin for the Revolving Credit Loans and Tranche A Term Loans will be 1.75% and (b) if at any time the Company fails to deliver Current Information on or before the date required pursuant to Section 5.2 (without regard to grace periods), the Eurodollar Loan Applicable Margin for the Revolving Credit Loans and the Tranche A Term Loans will be 2.75% and the Base Rate Loan Applicable Margin for the Revolving Credit Loans and the Tranche A Term Loans will be 1.75% from the date such Current Information is due pursuant to Section 5.2 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.2.

   (c)  The definition of "Consolidated EBITDA" contained in
Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

        "Consolidated EBITDA" shall mean, as to the Company and the
         -------------------
   Subsidiary Guarantors on a consolidated basis, for any period, without duplication, the amount equal to net income, less, to the
                                                        ----
   extent included in net income, any non-cash income, extraordinary gains and gains on the disposition of assets other than those incurred in the ordinary course of business, and plus, to the
                                                    ----
   extent deducted from net income, Consolidated Interest Expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses, income tax expenses (including amounts payable under the Tax Sharing Agreements), extraordinary losses and losses on the disposition of assets other than those incurred in the ordinary course of business, in each case for such period; and plus, to the extent deducted from net
                             ----
   income, for each
   of the Fiscal Years 1998, 1999 and 2000 only, the lesser of Swine Cash Loss and (i) $17,000,000 in the aggregate for Fiscal Year 1998, (ii) $25,000,000 in the aggregate for Fiscal Year 1999, or
   (iii) $20,000,000 in the aggregate for Fiscal Year 2000.

   (d) The definition of "Consolidated Excess Cash Flow" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

        "Consolidated Excess Cash Flow" shall mean (a) Consolidated
         -----------------------------
   EBITDA for any Fiscal Year, minus (b) all amounts added to net income constituting Swine Cash Loss for such Fiscal Year, if any, as provided in the definition of Consolidated EBITDA and minus (c) for each such Fiscal Year and for the Company and the Subsidiary Guarantors on a consolidated basis, the sum of (1) scheduled payments of principal pursuant to Sections 2.5(b) and 2.5(c), plus
   (2) the principal portion of scheduled payments under Capital Lease Obligations, plus (3) Consolidated Interest Expense, plus
   (4) cash taxes applicable to such Fiscal Year and paid prior to the date of determination by or on behalf of the Company and the Subsidiary Guarantors, plus (5) any dividends to PM Holdings permitted by Section 6.5 (other than Sections 6.5(d) and (e)) and actually paid by the Company, and plus (6) the lesser of actual Capital Expenditures and $40,000,000. Notwithstanding the foregoing, for the purpose of calculating Consolidated Excess Cash Flow for the Fiscal Year ending December 31, 1998, such Fiscal Year shall be deemed to commence on the Closing Date and end on December 31, 1998.

   Section 3.     Deletion of Existing Terms in Section 1.1 of the
                  ------------------------------------------------
Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended
----------------
by deleting the term "Consolidated Leverage Ratio."

   Section 4.     Amendment of Section 5.1(n) of the Credit Agreement.
                  ---------------------------------------------------
Section 5.1(n) of the Credit Agreement and Schedule 5.1(n) are hereby deleted in their entirety.

   Section 5.     Amendment of Section 5.2 of the Credit Agreement.
                  ------------------------------------------------
Section 5.2 of the Credit Agreement is hereby amended by adding new Sections 5.2(l) and (m) to read in their entirety as follows:

        (l)  Monthly Financial Summary.  As soon as available and
             -------------------------
in any event within 45 days after the end of each month except for the end of such Fiscal Year which shall be within 90 days, a monthly unaudited financial summary for the such month in the form attached hereto as Exhibit I.

   (m)  Quarterly Swine Operations Summary.  As soon as available
        ----------------------------------
and in any event within 45 days after the end of each Fiscal Quarter, a quarterly financial and narrative summary of the Company and its Subsidiaries' operations in connection with their swine production, feedlot and marketing operations, including, without limitation, its swine loss mitigation activities and any improvement or deterioration in its swine production, feedlot and marketing operations.

   Section 6.     Amendment of Section 6.1 of the Credit Agreement.
                  ------------------------------------------------
Section 6.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

   Section 6.1    Financial Covenants.
                  -------------------
   (a)  Consolidated Interest Coverage Ratio.  Permit the
        ------------------------------------
Consolidated Interest Coverage Ratio to be less than the ratio for each Rolling Period indicated below:

            Each Rolling Period ending             Ratio
            --------------------------             -----
            December 31, 1998                      1.30:1.00
            March 31, 1999                         1.30:1.00
            June 30, 1999                          1.30:1.00
            September 30, 1999                     1.30:1.00
            December 31, 1999                      1.30:1.00
            March 31, 2000                         1.55:1.00
            June 30, 2000                          1.55:1.00
            September 30, 2000                     1.55:1.00
            December 31, 2000                      1.55:1.00
            March 31, 2001                         1.75:1.00

            Each Rolling Period                    Ratio
            -------------------                    -----
            thereafter                             2.00:1.00
            ----------

   (b)  Consolidated Fixed Charge Coverage Ratio.  Permit the
        ----------------------------------------
Consolidated Fixed Charge Coverage Ratio to be less than the ratio for each Rolling Period indicated below:

            Each Rolling Period ending             Ratio
            --------------------------             -----
            December 31, 1998                      0.75:1.00
            March 31, 1999                         0.75:1.00
            June 30, 1999                          0.75:1.00
            September 30, 1999                     0.75:1.00
            December 31, 1999                      0.75:1.00
            March 31, 2000                         0.90:1.00
            June 30, 2000                          0.90:1.00
            September 30, 2000                     0.90:1.00
            December 31, 2000                      0.90:1.00
            March 31, 2001                         1.00:1.00
            June 30, 2001                          1.15:1.00
            September 30, 2001                     1.15:1.00
            December 31, 2001                      1.20:1.00

            Each Rolling Period                    Ratio
            -------------------                    -----
            thereafter                             1.20:1.00
            ----------

   (c)  Senior Debt Leverage Ratio.  Permit the Senior Debt Leverage
        --------------------------
Ratio to be greater than the ratio for each Rolling Period indicated below:

            Each Rolling Period ending             Ratio
            --------------------------             -----
            December 31, 1998                      4.00:1.00
            March 31, 1999                         4.00:1.00
            June 30, 1999                          4.00:1.00
            September 30, 1999                     4.00:1.00
            December 31, 1999                      4.00:1.00
            March 31, 2000                         3.40:1.00
            June 30, 2000                          3.40:1.00
            September 30, 2000                     3.40:1.00
            December 31, 2000                      3.40:1.00
            March 31, 2001                         3.00:1.00

            Each Rolling Period                    Ratio
            -------------------                    -----
            thereafter                             3.00:1.00
            ----------

   (d)  Adjusted Swine Cash Loss.  Permit the Adjusted Swine Cash
        ------------------------
Loss to exceed the amount for each Fiscal Year indicated below:

            Fiscal Year ending                     Amount
            ------------------                     ------
            December 31, 1998                      $17,000,000
            December 31, 1999                      $25,000,000
            December 31, 2000                      $20,000,000

   (e)  Swine Cash Loss.  Permit the Swine Cash Loss to exceed the
        ---------------
amount for each Fiscal Year indicated below:

            Fiscal Year ending                     Amount
            ------------------                     ------
            December 31, 1998                      $17,000,000
            December 31, 1999                      $30,000,000
            December 31, 2000                      $25,000,000

   Section 7.     Amendment to Article 6 of the Credit Agreement.
                  ----------------------------------------------
Article 6 of the Credit Agreement is hereby amended by adding a new
Section 6.19 immediately following Section 6.18, such new Section 6.19 to read in its entirety as follows:

        Section 6.19   Hedging Agreements.  Make or enter into
                       ------------------
   agreements of the types described in the definitions of Commodity Swap Agreements, Exchange Rate Swap Agreements and Interest Rate Swap Agreements, including, without limitation, any such agreements relating to the Company and its Subsidiaries swine production, feedlot and marketing operations, except for those Hedge Agreements entered into in the ordinary course of business for the purpose of hedging against fluctuations in interest rates (on money borrowed by the Company), commodity prices and foreign exchange rates as permitted pursuant to Section 6.2(i).

   Section 8.     Addition of Exhibit I to the Credit Agreement.  The
                  ---------------------------------------------
form of Monthly Financial Summary contained in Exhibit I attached hereto is appended to the Credit Agreement as Exhibit I thereto.

   Section 9.     Limitations.  The amendments set forth herein are
                  -----------
limited precisely as written and shall not (a) be deemed to be a consent to, or a waiver or modification of, any other term or condition of any of the Financing Documents or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with any of the Financing Documents or any of the other documents or instruments referred to therein.
Except as expressly modified hereby or by express written amendments thereof, each of the Financing Documents and each of the other documents and instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

   Section 10.    Conditions Precedent and Effectiveness.  This First
                  --------------------------------------
Amendment shall not be effective unless (i) this First Amendment has been executed and delivered by the Required Lenders to the Administrative Agent, (ii) this First Amendment has been executed and delivered by the Company to the Administrative Agent, (iii) this First Amendment has been executed and delivered by each Subsidiary Guarantor and PM Holdings to the Administrative Agent, (iv) the Administrative Agent shall have received, on behalf of Chase Securities Inc. and the Lenders, all fees due and payable to Chase Securities Inc. and the Lenders pursuant to that certain Fee Letter dated as of January 15, 1999 and (v) the Company shall have executed and delivered to the Administrative Agent a Deed of Trust substantially in the form of Exhibit F-3 to the Credit Agreement with respect to its Arcola, Louisiana real property.

   Section 11.    Waiver.  The Administrative Agent and the Required
                  ------
Lenders hereby (a) waive compliance by the Company with the covenant contained in Section 5.1(k) of the Credit Agreement, insofar as such covenant pertains to the Fiscal Years ending December 31, 1998 and December 31, 1999 and (b) waive any Default or Event of Default that might occur on account of the Company's failure to comply with such covenant insofar as it pertains to such Fiscal Years; provided, however, that if the Company is not in compliance with such Section 5.1(k) on January 1, 2000, then the waivers contained in the preceding sentence shall automatically terminate and cease to be of any effect, whereupon the Administrative Agent and the Lenders shall have and may exercise all the rights and remedies under the Credit Agreement and the other Financing Documents as if this waiver had never become effective.

   Section 12.    Limitation of Waiver.  The waivers set forth in
                  --------------------
Section 11 are limited precisely as written and shall not be deemed to
(a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Financing Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Financing Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement and any other Financing Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect.

   Section 13.    Representations and Warranties.  The Company hereby
                  ------------------------------
represents and warrants to the Administrative Agent and each of the Lenders that (a) except as affected by the transactions contemplated in the Credit Agreement and this First Amendment, each of the representations and warranties made by the Company and the Subsidiary Guarantors in or pursuant to each of the Financing Documents is true and correct in all material respects as of the First Amendment Effective Date, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date and (b) no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date.

   Section 14.    Adoption, Ratification and Confirmation of Credit
                  -------------------------------------------------
Agreement.  Each of the Company, the Administrative Agent and each of
---------
the Lenders signatories hereto hereby adopts, ratifies and confirms the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

   Section 15.    Ratification and Affirmation of Subsidiary Guaranty.
                  ---------------------------------------------------
Each of the Subsidiary Guarantors hereby expressly (a) acknowledges the terms of this First Amendment, (b) acknowledges, renews and extends its continued liability under the Guarantee and Collateral Agreement to which it is a party and agrees that such Guarantee and Collateral Agreement remains in full force and effect and (c) agrees with the Administrative Agent, each Lender and each Issuing Bank to promptly pay when due all amounts owing or to be owing by it under such Guarantee and Collateral Agreement pursuant to the terms and conditions thereof.

   Section 16.    Representations and Warranties of PM Holdings.  PM
                  ---------------------------------------------
Holdings hereby represents and warrants to the Administrative Agent and each of the Lenders that (a) except as affected by the transactions contemplated in the Credit Agreement and this First Amendment, each of the representations and warranties made by PM Holdings in or pursuant to each of the Financing Documents to which it is a party is true and correct in all material respects as of the First Amendment Effective Date, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date and (b) no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date.

   Section 17.    Ratification and Affirmation of PM Holdings.  PM
                  -------------------------------------------
Holdings hereby expressly (a) acknowledges the terms of this First Amendment, (b) acknowledges, renews and extends its continued liability under the PM Holdings Guaranty to which it is a party and agrees that such PM Holdings Guaranty remains in full force and effect and (c) agrees with the Administrative Agent, each Lender and each Issuing Bank to promptly pay when due all amounts owing or to be owing by it under such PM Holdings Guaranty pursuant to the terms and conditions thereof.

   Section 18.    Payment of Expenses.  The Company agrees, whether or
                  -------------------
not the transactions contemplated hereby shall be consummated, to reimburse and save and hold the Administrative Agent harmless from and against liability for the payment of all reasonable out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees and other charges which may be payable in respect of, or in respect of any modification of, any of the Financing Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

   Section 19.    Governing Law.  THIS FIRST AMENDMENT AND THE RIGHTS
                  -------------
AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, OR ANY SIMILAR SUCCESSOR PROVISIONS THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES) AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

   Section 20.    Descriptive Headings, Etc.  The descriptive headings
                  --------------------------
of the several sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

   Section 21.    Entire Agreement.  This First Amendment and the
                  ----------------
documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

   Section 22.    Counterparts.  This First Amendment may be executed in
                  ------------
any number of counterparts (including by telecopy) and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

      [Signature Pages to this First Amendment begin on the next page]

   IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed and delivered by their respective duly authorized officers as of the First Amendment Effective Date.


COMPANY:                    PURINA MILLS, INC.
-------


                            By:    /s/ Darrell D. Swank
                                   --------------------
                            Name:  Darrell D. Swank
                            Title: Chief Financial Officer


ADMINISTRATIVE AGENT
--------------------
ON BEHALF OF ITSELF AND AS
--------------------------
ADMINISTRATIVE AGENT:       CHASE BANK OF TEXAS,
--------------------        NATIONAL ASSOCIATION,
                            INDIVIDUALLY AND AS ADMINISTRATIVE
                            AGENT



                            By:    /s/ D. G. Mills
                                   ---------------
                            Name:  D. G. Mills
                            Title: Senior Vice President











           [Signature Page to First Amendment -- Page 1]

LENDERS:
--------                    ABN AMRO Bank N.V.



                            By:    /s/ Scott J. Albert
                                   -------------------
                            Name:  Scott J. Albert
                            Title: Vice President


                            By:    /s/ Darin P. Fisher
                                   -------------------
                            Name:  Darin P. Fisher
                            Title: Assistant Vice President







           [Signature Page to First Amendment -- Page 2]

                            BANK OF AMERICA NT & SA



                            By:    /s/ G. Burton Queen
                                   -------------------
                            Name:  G. Burton Queen
                            Title: Managing Director











           [Signature Page to First Amendment -- Page 3]

                            THE BANK OF NOVA SCOTIA



                            By:    /s/ F. C. H. Ashby
                                   ------------------
                            Name:  F. C. H. Ashby
                            Title: Senior Manager Loan Operations












           [Signature Page to First Amendment -- Page 4]

                            BANK OF SCOTLAND



                            By:    /s/ Annie Chin Tat
                                   ------------------
                            Name:  Annie Chin Tat
                            Title: Senior Vice President









           [Signature Page to First Amendment -- Page 5]

                            PARIBAS



                            By:    /s/Christopher S. Goodwin
                                   -------------------------
                            Name:  Christopher S. Goodwin
                            Title: Director


                            By:    /s/ Deanna C. Walker
                                   --------------------
                            Name:  Deanna C. Walker
                            Title: Vice President








           [Signature Page to First Amendment -- Page 6]

                            CREDIT AGRICOLE INDOSUEZ



                            By:
                               ------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------



                            By:
                               ------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------












           [Signature Page to First Amendment -- Page 7]

                            CREDIT LYONNAIS CHICAGO BRANCH



                            By:    /s/ Julie Kanak
                                   ---------------
                            Name:  Julie T. Kanak
                            Title: Vice President












           [Signature Page to First Amendment -- Page 8]

                            MERCANTILE BANK NATIONAL ASSOCIATION



                            By:    /s/ Curtis A. Schrieber
                                   -----------------------
                            Name:  Curtis A. Schrieber
                            Title: Vice President











           [Signature Page to First Amendment -- Page 9]

                            NATIONSBANK, N.A.



                            By:    /s/ G. Burton Queen
                                   -------------------
                            Name:  G. Burton Queen
                            Title: Managing Director








           [Signature Page to First Amendment -- Page 10]

                            COOPERATIEVE CENTRALE RAIFFEISEN-
                            BOERENLEENBANK B.A. "RABOBANK
                            NEDERLAND," NEW YORK BRANCH


                            By:
                               ------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------



                            By:
                               ------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------









           [Signature Page to First Amendment -- Page 11]

                            AMARA-2 FINANCE LTD.



                            By:    /s/ Ian David Moore
                                   -------------------
                            Name:  Ian David Moore
                            Title: Director










           [Signature Page to First Amendment -- Page 12]

                            ARCHIMEDES FUNDING, L.L.C.

                            By: ING Capital Advisors, Inc.
                                as Collateral Manager


                            By:    /s/ Michael J. Campbell
                                   -----------------------
                            Name:  Michael J. Campbell
                            Title: Senior Vice President &
                                   Portfolio Manager












           [Signature Page to First Amendment -- Page 13]

                            CYPRESSTREE INVESTMENT PARTNERS I, LTD.

                            By: CypressTree Investment Management
                                Company, Inc., as Portfolio Manager



                            By:    /s/ Timothy M. Barns
                                   --------------------
                            Name:  Timothy M. Barns
                            Title: Managing Director










           [Signature Page to First Amendment -- Page 14]

                            CYPRESSTREE INVESTMENT MANAGEMENT
                            COMPANY, INC.

                            AS: ATTORNEY-IN-FACT AND ON BEHALF OF
                                FIRST ALLMERICA FINANCIAL LIFE
                                INSURANCE COMPANY, AS PORTFOLIO
                                MANAGER


                            By:    /s/ Timothy M. Barns
                                   --------------------
                            Name:  Timothy M. Barns
                            Title: Managing Director











           [Signature Page to First Amendment -- Page 15]

                            KZH III LLC



                            By:    /s/ Virginia Conway
                                   -------------------
                            Name:  Virginia Conway
                            Title: Authorized Agent










           [Signature Page to First Amendment -- Page 16]

                            KZH STERLING LLC



                            By:    /s/ Virginia Conway
                                   -------------------
                            Name:  Virginia Conway
                            Title: Authorized Agent















           [Signature Page to First Amendment -- Page 17]

                            MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK



                            By:
                               ------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------















           [Signature Page to First Amendment -- Page 18]

                            SENIOR DEBT PORTFOLIO

                            By: Boston Management and Research,
                                as Investment Advisor



                            By:    /s/ Scott H. Page
                                   -----------------
                            Name:  Scott H. Page
                            Title: Vice President















           [Signature Page to First Amendment -- Page 19]

                            VAN KAMPEN CLO I, LIMITED

                            By: Van Kampen Management, Inc.,
                                as Collateral Manager



                            By:    /s/ Jeffrey W. Maillet
                                   ----------------------
                            Name:  Jeffrey W. Maillet
                            Title: Senior Vice President & Director















           [Signature Page to First Amendment -- Page 20]

                            PILGRIM AMERICA HIGH INCOME INVESTMENTS



                            By:    /s/ Jeffrey A. Bakalar
                                   ----------------------
                            Name:  Jeffrey A. Bakalar
                            Title: Vice President















           [Signature Page to First Amendment -- Page 21]

                            PINEHURST TRADING, INC.



                            By:    /s/ Allen D. Shifflet
                                   ---------------------
                            Name:  Allen D. Shifflet
                            Title: President















           [Signature Page to First Amendment -- Page 22]

                            BATTERSON PARK CBO I

                            By: General Re-New England Asset
                                Management, Inc., as Collateral
                                Manager



                            By:    /s/ Theodore M. Haag
                                   --------------------
                            Name:  Theodore M. Haag
                            Title: Vice President















           [Signature Page to First Amendment -- Page 23]

                            DEEPROCK & CO.

                            By: Eaton Vance Management,
                                as Investment Advisor



                            By:    /s/ Scott H. Page
                                   -----------------
                            Name:  Scott H. Page
                            Title: Vice President















           [Signature Page to First Amendment -- Page 24]

                            SUBSIDIARY GUARANTORS: AMERICAN DAIRY
                            ---------------------
                            MANAGEMENT COMPANY, INC.
                            CAROLINA AGRI-PRODUCTS, INC.
                            COLE GRAIN COMPANY, INC.
                            COASTAL AG-DEVELOPMENT, INC.
                            PMI NUTRITION INTERNATIONAL, INC.
                            PMI NUTRITION, INC.



                            By:    /s/ Del G. Meinz
                                   ----------------
                            Name:  Del G. Meinz
                            Title: President


                            PM NUTRITION COMPANY, INC.
                            PURINA LIVESTOCK MANAGEMENT SERVICES,
                            INC.



                            By:    /s/ Del G. Meinz
                                   ----------------
                            Name:  Del G. Meinz
                            Title: President/Vice President


                            PMI AGRICULTURE L.L.C.

                            By: Purina Mills, Inc., as its Member


                            By:    /s/ Del G. Meinz
                                   ----------------
                            Name:  Del G. Meinz
                            Title: Vice President


                            PM HOLDINGS: PM HOLDINGS CORPORATION
                            -----------


                            By:    /s/ Richard E. Knudson
                                   ----------------------
                            Name:  Richard E. Knudson
                            Title: President




           [Signature Page to First Amendment -- Page 25]

                                           EXHIBIT I

                                      PURINA MILLS, INC.
                                   MONTHLY FINANCIAL SUMMARY
                              MONTH AND Y-T-D ENDED ____________
                                            (000'S)
                                                         Current Month        Prior Year
                                                         -------------        ----------
Balance Sheet
-------------
Current Assets
   Cash and Cash Equivalents                             $____________        $___________
   Net Trade Accounts Receivable                          ____________         ___________
   Inventory                                              ____________         ___________
   Other Current Assets                                   ____________         ___________
     Total Current Assets                                $____________        $___________
   Property, Plant & Equipment                            ____________         ___________
   Intangible Assets                                      ____________         ___________
   Other Assets                                           ____________         ___________
     Total Assets                                        $____________        $___________

   Accounts Payable & Accrued Expenses                   $____________        $___________
   Revolver Balance                                       ____________         ___________
   Current Portion of Long Term Debt                      ____________         ___________
   Long Term Debt                                        _____________         ___________
   Other Liabilities                                      ____________         ___________
     Total Liabilities                                   $____________        $___________

     Net Equity                                          $____________        $___________


Income Statement
----------------
                             Current Month and Y-T-D             Prior Year Month and Y-T-D
                             -----------------------             --------------------------

                        Month of             Y-T-D ended       Month of          Y-T-D ended
                        ________, ___        ________, ___     ________, ___     ________, ___

Gross Revenues          $____________        $____________     $____________     $____________

Gross profit            $____________        $____________     $____________     $____________

Operating Costs          ____________         ____________      ____________      ____________
Operating Profit (Loss)  ____________         ____________      ____________      ____________
Interest Expense         ____________         ____________      ____________      ____________
Tax Expense (Benefit)    ____________         ____________      ____________      ____________

Net Income (Loss)       $____________        $____________     $____________     $____________




EBITDA
------
                             Current Month and Y-T-D             Prior Year Month and Y-T-D
                             -----------------------             --------------------------

                        Month of             Y-T-D ended       Month of          Y-T-D ended
                        ________, ___        ________, ___     ________, ___     ________, ___

Base Business           $____________        $____________     $____________     $____________

Swine Production/
Market Risk              ____________         ____________      ____________      ____________

Operating Profit (Loss)  ____________         ____________      ____________      ____________

Depreciation &
Amortization             ____________         ____________      ____________      ____________

Asset Write-offs         ____________         ____________      ____________      ____________

Other Non-Cash Charges   ____________         ____________      ____________      ____________

EBITDA                  $____________        $____________     $____________     $____________



CAPEX AND SWINE
---------------
CASH LOSS
---------

                             Current Month and Y-T-D             Prior Year Month and Y-T-D
                             -----------------------             --------------------------

                        Month of             Y-T-D ended       Month of          Y-T-D ended
                        ________, ___        ________, ___     ________, ___     ________, ___

Purchase of Property,
Plant, Equip. &
Intangibles             $____________        $____________     $____________     $____________

Total Swine Cash
Loss                    $____________        $____________     $____________     $____________
